AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1997

                                          REGISTRATION NO. 333-25391

--------------------------------------------------------------------
--------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                               ----------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------

        DELAWARE          4813               84-1339282
    (STATE OR OTHER   (PRIMARY STANDARD    (I.R.S. EMPLOYER
    JURISDICTION OF       INDUSTRIAL       IDENTIFICATION NO.)
    INCORPORATION OR  CLASSIFICATION CODE
     ORGANIZATION)           NO.)

                       555 SEVENTEENTH STREET, SUITE 1000
                             DENVER, COLORADO 80202
                                 (303) 291-1400
                         (ADDRESS AND TELEPHONE NUMBER OF
                       REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               ROBERT S. WOODRUFF
                       EXECUTIVE VICE PRESIDENT--FINANCE
                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                       555 SEVENTEENTH STREET, SUITE 1000
                             DENVER, COLORADO 80202
                                 (303) 291-1400
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR
                         SERVICE FOR THE REGISTRANT)
                                COPIES TO:
    MARTHA D. REHM, ESQ.               DAVID J. BEVERIDGE, ESQ.
  HOLME ROBERTS & OWEN LLP               SHEARMAN & STERLING
 1700 LINCOLN STREET, SUITE 4100         599 LEXINGTON AVENUE
   DENVER, COLORADO 80203                 NEW YORK, NEW YORK
          (303) 861-7000                    10022-6069
                                           (212) 848-4000

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
REGISTRATION STATEMENT. As soon as practical after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-----------------------------------------------------------------

-----------------------------------------------------------------

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS:

      EXHIBIT
        NO.                    DESCRIPTION
      -------                  -----------
      1.1**    --Form of Underwriting Agreement
      3.1**    --Form of Certificate of Incorporation of the Company, to
                 be in effect as of the Effective Date
      3.3*     --By-laws of the Company
      4.1**    --Form of Certificate for the shares of Common
                 Stock being offered
      4.2*     --Indenture dated as of March 31, 1997 with
                 Bankers Trust Company (including form of the
                 Company's 10 7/8% Senior Notes Due 2007 as an
                 exhibit thereto)
      4.3*     --Registration Agreement dated March 31, 1997 with
                 Salomon Brothers Inc relating to the Company's
                 10 7/8% Senior Notes Due 2007
      5.1**    --Opinion of Holme Roberts & Owen LLP as to the
                 validity of the shares of Common Stock being
                 offered
     10.1*     --Growth Share Plan, as amended, effective October
                 1, 1996
     10.2      --Employment Agreement dated December 21, 1996
                 with Joseph P.Nacchio
     10.3      --Employment Agreement dated July 1994 with Robert
                 S. Woodruff
     10.4      --Settlement Agreement, General Release and
                 Covenant Not to Sue dated as of November 11,
                 1996 with Douglas H. Hanson
     10.5***   --IRU Agreement dated as of October 18, 1996 with
                  Frontier Communications International Inc.,
                  with Amendments
     10.6***   --IRU Agreement dated as of February 26, 1996 with
                 WorldCom Network Services, Inc.
     10.7***   --IRU Agreement dated as of May 2, 1997 with
                 GTE Intelligent Network Services Incorporated
     11.1**    --Statement re Computation of Per Share Earnings
     21.1*     --Subsidiaries of the Registrant
     23.1*     --Consent of KPMG Peat Marwick LLP
     23.2**    --Consent of Holme Roberts & Owen LLP (included in
                 Exhibit 5.1)
     24.1      --Powers of Attorney (see signature page on page
                 II-4 of the original filing of Registration
                 Statement)
     27.1*     --Financial Data Schedule

- --------
*   Filed with original filing of Form S-1
**  To be filed by amendment
*** Portions have been omitted pursuant to a request for confidential treatment.



                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on May 13, 1997.

                         Qwest Communications International Inc.

                                       /s/
                         By: _________________________________
                                 Robert S. Woodruff
                              Executive Vice President - Finance
                              and Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE(S)        DATE
---------                         --------        ----
/*/                    Chairman of the Board      May 13, 1997
_________________
Philip F. Anschutz

/*/                    Director, President and    May 13, 1997
_________________      Chief Executive Officer
Joseph P. Nacchio      (Principal Executive Officer)


/s/                    Director and Executive     May 13, 1997
__________________     Vice President-Finance
Robert S. Woodruff     and Chief Financial Officer
                       and Treasurer (Principal
                       Financial Officer)

/*/                    Vice President and         May 13, 1997
___________________    Controller(Principal)
Richard L. Smith       Accounting Officer

/*/                    Director                   May 13, 1997
__________________
Cannon Y. Harvey

/*/                    Director                   May 13, 1997
____________________
Richard T. Liebhaber

/*/                    Director                   May 13, 1997
_________________
Douglas L. Polson

/*/                     Director                  May 13, 1997
________________
Craig D. Slater

---------------------
*By Power of Attorney

/s/
_____________________
Robert S. Woodruff,
 Attorney in Fact